Exhibit 99.1

BMHC REACHES AGREEMENT TO ACQUIRE THE HOME LUMBER DIVISION OF
LEAMAN BUILDING MATERIALS, L.P.

Acquisition Increases Range of Products and Facilities in Key Texas Market

SAN FRANCISCO, (November 9, 2005) - Building Materials Holding Corporation (Nasdaq: BMHC) today announced that its wholly owned subsidiary, BMC West Corporation, has entered into a definitive agreement to acquire the business assets of the Home Lumber division of Leaman Building Materials, L.P. (“Home Lumber”).  Home Lumber, which had sales of approximately $61 million in the twelve months ended December 31, 2004, provides lumber, building materials and millwork to professional contractors and builders from its three locations in the Houston market.  BMC West currently operates a millwork operation in the Houston market that provides custom doors and millwork products to professional contractors and builders.  The transaction is expected to close in the first quarter of 2006 and is subject to customary closing conditions and approvals.
Robert E. Mellor, BMHC's Chairman, President and Chief Executive Officer, stated, “This acquisition of Home Lumber is another step to support our strategy of providing a full range of building materials and services in key homebuilding markets such as Houston, which is one of the top five markets in the country.  Home Lumber shares a corporate culture similar to ours and its management believes strongly, as we do, in the importance of providing consistent high-quality products and services to its customers.  We believe the company will be a valuable addition to BMC West, enabling us to increase our market coverage and to further strengthen our successful operations in the greater Houston market.”

About BMHC
BMHC, a Fortune 1000 company, is one of the largest providers of residential construction services and building materials in the United States.  We serve the homebuilding industry through two subsidiaries: BMC West distributes building materials and manufactures building components for professional builders and contractors in the western and southern states; BMC Construction provides construction services to high-volume production homebuilders in key growth markets across the country.  To learn more about BMHC, visit our website at www.bmhc.com.

BUSINESS RISKS AND FORWARD-LOOKING STATEMENTS
There are a number of business risks and uncertainties that affect our operations and therefore could cause future results to differ from past performance or expected results.  Additional information regarding business risks and uncertainties is contained in Item 1 of our most recent Form 10-K.  These risks and uncertainties may include, but are not limited to:

•	demand for homebuilding which is influenced by changes in the overall condition of the U.S. economy, including job formation, interest rates, consumer confidence and other important factors;
•	fluctuations in our costs and availability of sourcing channels for commodity wood products and building materials;
•	changes in the business models of our customers;
•	intense competition;
•	integration of acquired businesses may not result in anticipated cost savings and revenue synergies being fully realized or it may take longer to realize than expected;
•	our ability to identify suitable acquisition candidates;
•	availability of and our ability to attract, train and retain qualified individuals;
•	unanticipated weather conditions including natural catastrophic events;
•	implementation of cost structures that align with revenue growth;
•	actual and perceived vulnerabilities as a result of terrorist activities and armed conflict; and
•	numerous other matters of a local and regional scale, including those of a political, economic, business, competitive or regulatory nature.

Certain statements made in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Statements that are not historical or current facts, including statements about our expectations, anticipated financial results and future business prospects are forward-looking statements.  While these statements represent our current judgment on what the future may hold and we believe these judgments are reasonable, these statements involve risks and uncertainties that could cause our actual results to differ materially from those in forward-looking statements.  These factors include, but are not limited to the risks and uncertainties cited in the above paragraph.  Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date of this news release.  We undertake no obligation to update forward-looking statements.

CONTACTS:

Bill Smartt	Ellis Goebel
Senior Vice President and	Senior Vice President,
Chief Financial Officer	Business Development and
(415) 627-9100	Investor Relations
(415) 627-9100
Mark Kailer
Vice President, Treasurer and
Investor Relations
(415) 627-9100